UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2017

ENANTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472
(Address of principal executive offices and zip code)
(617) 607-0800

(Registrant’s telephone number, including area code) (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

The purpose of this Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K of Enanta Pharmaceuticals, Inc. filed on May 8, 2017 is to correct a typographical error in the net income per diluted common share for the six months ended March 31, 2016 included in the press release furnished on May 8, 2017 by furnishing an amended press release dated as of May 9, 2017.  Specifically, the second sentence of the seventh paragraph of the press release should have said (and is being amended to say) “or $1.28 per diluted common share” instead of “or $1.28 million per diluted common share”.

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2017, Enanta Pharmaceuticals, Inc. issued an amended press release announcing its results for the fiscal quarter ended March 31, 2017. A copy of Enanta's press release is hereby furnished to the Commission and incorporated by reference herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Enanta Pharmaceuticals, Inc., dated May 9, 2017, reporting Enanta's financial results for the fiscal quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENANTA PHARMACEUTICALS, INC.

Date: May 9, 2017	By:	/s/ Paul J. Mellett
Paul J. Mellett
Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Enanta Pharmaceuticals, Inc., dated May 9, 2017, reporting Enanta's financial results for the fiscal quarter ended March 31, 2017.